Exhibit 99.1

Greif Reports Third Quarter 2023 Results
DELAWARE, Ohio (August 30, 2023) – Greif, Inc. (NYSE: GEF, GEF.B), a global leader in industrial packaging products and services, today announced third quarter 2023 results.
Third Quarter Financial Highlights include (all results compared to the third quarter of 2022 unless otherwise noted):
•Net income of $90.3 million or $1.55 per diluted Class A share decreased compared to net income of $141.8 million or $2.36 per diluted Class A share. Net income, excluding the impact of adjustments(1), of $102.1 million or $1.75 per diluted Class A share decreased compared to net income, excluding the impact of adjustments, of $141.7 million or $2.35 per diluted Class A share.
•Gross profit decreased only $39.9 million compared to a net sales decrease of $291.8 million due to the continued cost management actions implemented.
•Adjusted EBITDA(2) of $226.5 million decreased by $24.5 million compared to Adjusted EBITDA of $251.0 million.
•Net cash provided by operating activities decreased by $7.0 million to $202.3 million. Adjusted free cash flow(3) decreased by $8.7 million to a source of $167.1 million.
•Total debt of $2,171.5 million increased by $112.8 million. Net debt(4) increased by $82.6 million to $2,013.8 million. Our leverage ratio(5) decreased to 2.17x from 2.25x sequentially, which is within our targeted leverage ratio range of 2.0x - 2.5x, and increased from 1.99x in the prior year quarter.
Strategic Actions and Announcements
•Acquisition of a 51% ownership interest in ColePak, LLC on August 23, 2023. ColePak is a manufacturer of bulk and specialty partitions made from both containerboard and uncoated recycled board serving a broad range of applications in food, beverage, and other markets. This business provides a unique and margin-accretive converting capability to Greif’s Paper Packaging & Services business segment and offers incremental integration benefits to our containerboard and uncoated recycled board mills.
•Announced increase of our quarterly dividend per share by $0.02 and $0.03 for Class A and Class B shares, respectively. This quarterly dividend increase is aligned with our broader capital allocation strategy and is a testament to the growth and continued strength of our free cash flow generation.
CEO Commentary
“Our team has once again demonstrated exceptional performance in delivering strong earnings, margin, and free cash flow performance despite continued volume challenges and ongoing uncertainty in end-markets worldwide," commented Ole Rosgaard, President and Chief Executive Office of Greif. “Our Build to Last strategy is clearly delivering value as we execute on our cost-management playbook and gain new business, with mix and margin benefits, underpinned by a continuous improvement focus throughout the enterprise. Collectively, these efforts drove EBITDA performance above our expectations and resulted in an impressive free cash flow conversion of nearly 75% in the quarter, truly a commendable outcome considering an average volume decline of 13% across our global product portfolio. While the macroeconomic picture continues to be unclear, we remain focused on executing consistently and serving our customers with excellence and superior customer service. I sincerely thank the entire Greif team for their dedication and hard work through a challenging quarter.”
Build to Last Mission Progress
Customer satisfaction is a key component of our mission to deliver Legendary Customer Service. Our consolidated CSI(6) score was 94.2 at the end of the third quarter 2023. Paper Packaging & Services CSI score was 93.6, and Global Industrial Packaging CSI score was 94.9. We thank our customers for their continued feedback which is critical to helping us achieve our vision to be the best performing customer service company in the world, and we are proud to continue to earn positive feedback from our customers throughout a difficult global operating environment.
In addition to delivering Legendary Customer Service, a key element of our Build to Last Strategy is Creating Thriving Communities for our colleagues. Building upon the successes to-date, this quarter we launched our first-ever Colleague Stock Purchase Plan to all colleagues in the United States. This plan enables our colleagues to acquire Greif stock at a discount to market prices and to enjoy the financial benefits of owning shares. We also believe further aligning colleague interests with the rest of our shareholders will drive incremental performance and accountability benefits, as well as accelerate idea generation to improve our operations. We are excited to launch this program and welcome a growing number of our colleagues to our investor community.

(1)    Adjustments that are excluded from net income before adjustments and from earnings per diluted Class A share before adjustments are restructuring charges, acquisition and integration related costs, non-cash asset impairment charges, (gain) loss on disposal of properties, plants, equipment and businesses, net.
(2)     Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants, equipment and businesses, net.
(3)    Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for integration related Enterprise Resource Planning (ERP) systems and equipment, plus cash paid for taxes related to Tama, Iowa mill divestment.
(4)    Net debt is defined as total debt less cash and cash equivalents.
(5)    Leverage ratio for the periods indicated is defined as net debt divided by trailing twelve month EBITDA, each as calculated under the terms of the Company’s Second Amended and Restated Credit Agreement dated as of March 1, 2022, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2022 (the “2022 Credit Agreement”).
(6)     Customer satisfaction index (CSI) tracks a variety of internal metrics designed to enhance the customer experience in dealing with Greif.
Note: A reconciliation of the differences between all non-GAAP financial measures used in this release with the most directly comparable GAAP financial measures is included in the financial schedules that are a part of this release. These non-GAAP financial measures are intended to supplement and should be read together with our financial results. They should not be considered an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of this financial information should not place undue reliance on these non-GAAP financial measures.

Segment Results (all results compared to the third quarter of 2022 unless otherwise noted)
Net sales are impacted mainly by the volume of primary products(7) sold, selling prices, product mix, and the impact of changes in foreign currencies against the U.S. Dollar. The table below shows the percentage impact of each of these items on net sales for our primary products for the third quarter of 2023 as compared to the prior year quarter for the business segments with manufacturing operations. Net sales from Lee Container and Centurion Container’s primary products are not included in the table below, but will be included in the Global Industrial Packaging segment starting in the first quarter and second quarter of fiscal 2024 respectively.

Net Sales Impact - Primary Products	Global Industrial Packaging	Paper Packaging & Services
Currency Translation	(2.3)%	(0.1)%
Volume	(12.6)%	(13.7)%
Selling Prices and Product Mix	(7.4)%	(5.9)%
Total Impact of Primary Products	(22.3)%	(19.7)%
Global Industrial Packaging
Net sales decreased by $144.9 million to $761.8 million primarily due to lower volumes and lower average selling prices.
Gross profit decreased by $0.9 million to $176.8 million. The decrease in gross profit was primarily due to the same factors that impacted net sales and higher depreciation and amortization expenses, partially offset by lower raw material, transportation and manufacturing costs.
Operating profit decreased by $5.2 million to $102.0 million primarily due to the same factors that impacted gross profit. Adjusted EBITDA increased by $9.4 million to $126.5 million primarily due to lower raw material, transportation and manufacturing costs excluding depreciation and amortization expenses, partially offset by the same factors that impacted net sales.
Paper Packaging & Services
Net sales decreased by $146.3 million to $563.9 million primarily due to lower volumes and lower average selling prices.
Gross profit decreased by $39.2 million to $128.1 million. The decrease in gross profit was primarily due to the same factors that impacted net sales, partially offset by lower raw material, transportation and manufacturing costs.
Operating profit decreased by $44.6 million to $52.1 million primarily due to the same factors that impacted gross profit. Adjusted EBITDA decreased by $33.7 million to $98.1 million primarily due to the same factors that impacted gross profit.
Tax Summary
During the third quarter, we recorded an income tax rate percent and a tax rate excluding the impact of adjustments of 24.5 percent. Note that the application of FIN 18 frequently causes fluctuations in our quarterly effective tax rates. For fiscal 2023, we expect our tax rate and our tax rate excluding adjustments to be towards the high-end of our 23.0 to 27.0 percent range.
Dividend Summary
On August 29, 2023, the Board of Directors declared quarterly cash dividends of $0.52 per share of Class A Common Stock and $0.78 per share of Class B Common Stock. Dividends are payable on October 1, 2023, to stockholders of record at the close of business on September 15, 2023.

(7)    Primary products are manufactured steel, plastic and fibre drums; new and reconditioned intermediate bulk containers; linerboard, containerboard, corrugated sheets and corrugated containers; and boxboard and tube and core products.

Company Outlook

(in millions)	Fiscal 2023 Outlook Reported at Q3
Adjusted EBITDA	$790 - $820
Adjusted free cash flow	$400 - $430
Note: Fiscal 2023 net income, the most directly comparable GAAP financial measure to Adjusted EBITDA, is not provided in this release due to the potential for one or more of the following, the timing and magnitude of which we are unable to reliably forecast: restructuring-related activities; acquisition and integration related costs; non-cash pension settlement charges; non-cash asset impairment charges due to unanticipated changes in the business; gains or losses on the disposal of businesses or properties, plants and equipment, net. No reconciliation of the 2023 guidance of Adjusted EBITDA, a non-GAAP financial measure which excludes restructuring charges, acquisition and integration costs, non-cash asset impairment charges, non-cash pension settlement charges, and (gain) loss on the disposal of properties, plants, equipment and businesses, net, is included in this release because, due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible, we are unable to quantify certain amounts that would be required to be included in net income, the most directly comparable GAAP financial measure, without unreasonable efforts. A reconciliation of the 2023 guidance of adjusted free cash flow to fiscal 2023 forecasted net cash provided by operating activities, the most directly comparable GAAP financial measure, is included in this release.
Conference Call
The Company will host a conference call to discuss third quarter 2023 results on August 31, 2023, at 8:30 a.m. Eastern Time (ET). Participants may access the call using the following online registration link: https://register.vevent.com/register/BI6181bb19be8d45c68f4259ed9acf6e79. Registrants will receive a confirmation email containing dial in details and a unique conference call code for entry. Phone lines will open at 8:00 a.m. ET on August 31, 2023. A digital replay of the conference call will be available two hours following the call on the Company’s web site at http://investor.greif.com.
Investor Relations contact information
Matt Leahy, Vice President, Corporate Development & Investor Relations, 740-549-6158. Matthew.Leahy@Greif.com
About Greif
Greif is a global leader in industrial packaging products and services and is pursuing its vision: to be the best performing customer service company in the world. The Company produces steel, plastic and fibre drums, intermediate bulk containers, reconditioned containers, jerrycans and other small plastics, containerboard, uncoated recycled paperboard, coated recycled paperboard, tubes and cores and a diverse mix of specialty products. The Company also manufactures packaging accessories and provides filling, packaging and other services for a wide range of industries. In addition, Greif manages timber properties in the southeastern United States. The Company is strategically positioned in over 35 countries to serve global as well as regional customers. Additional information is on the Company’s website at www.greif.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “aspiration,” “objective,” “project,” “believe,” “continue,” “on track” or “target” or the negative thereof and similar expressions, among others, identify forward-looking statements. All forward-looking statements are based on assumptions, expectations and other information currently available to management. Such forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. The most significant of these risks and uncertainties are described in Part I of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022. The Company undertakes no obligation to update or revise any forward-looking statements.
Although the Company believes that the expectations reflected in forward-looking statements have a reasonable basis, the Company can give no assurance that these expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those forecasted, projected or anticipated, whether expressed in or implied by the statements. Such risks and uncertainties that might cause a difference include, but are not limited to, the following: (i) historically, our business has been sensitive to changes in general economic or business conditions, (ii) our global operations subject us to political risks, instability and currency exchange that could adversely affect our results of operations, (iii) the current and future challenging global economy and disruption and volatility of the financial and credit markets may adversely affect our business, (iv) the COVID-19 pandemic could continue to impact any combination of our business, financial condition, results of operations and cash flows, (v) the continuing consolidation of our customer base and suppliers may intensify pricing pressure, (vi) we operate in highly competitive industries, (vii) our business is sensitive to changes in industry demands and customer preferences, (viii) raw material, price fluctuations, global supply chain disruptions and increased inflation may adversely impact our results of operations, (ix) energy and transportation price fluctuations and shortages may adversely impact our manufacturing operations and costs, (x) we may not successfully implement our business strategies, including achieving our growth objectives, (xi) we may encounter difficulties or liabilities arising from acquisitions or divestitures, (xii) we may incur additional rationalization costs and there is no guarantee that our efforts to reduce costs will be successful, (xiii) several operations are conducted by joint ventures that we cannot operate solely for our benefit, (xiv) certain of the agreements that govern our joint ventures provide our partners with put or call options, (xv) our ability to attract, develop and retain talented and qualified employees, managers and executives is critical to our success, (xvi) our business may be adversely impacted by work stoppages and other labor relations matters, (xvii) we may be subject to losses that might not be covered in whole or in part by existing insurance reserves or insurance coverage and general insurance premium and deductible increases, (xviii) our business depends on the uninterrupted operations of our facilities, systems and business functions, including our information technology and other business systems, (xix) a security breach of customer, employee, supplier or Company information and data privacy risks and costs of compliance with new regulations may have a material adverse effect on our business, financial condition, results of operations and cash flows, (xx) we could be subject to changes to our tax rates, the adoption of new U.S. or foreign tax legislation or exposure to additional tax liabilities, (xxi) full realization of our deferred tax assets may be affected by a number of factors, (xxii) we have a significant amount of goodwill and long-lived assets which, if impaired in the future, would adversely impact our results of operations, (xxiii) our pension and postretirement plans are underfunded and will require future cash contributions and our required future cash contributions could be higher than we expect, each of which could have a material adverse effect on our financial condition and liquidity, (xxiv) changing climate, global climate change regulations and greenhouse gas effects may adversely affect our operations and financial performance, (xxv) we may be unable to achieve our greenhouse gas emission reduction targets by 2030, (xxvi) legislation/regulation related to environmental and health and safety matters and corporate social responsibility could negatively impact our operations and financial performance, (xxvii) product liability claims and other legal proceedings could adversely affect our operations and financial performance, (xxviii) we may incur fines or penalties, damage to our reputation or other adverse consequences if our employees, agents or business partners violate, or are alleged to have violated, anti-bribery, competition or other laws.
The risks described above are not all-inclusive, and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. For a detailed discussion of the most significant risks and uncertainties that could cause our actual results to differ materially from those forecasted, projected or anticipated, see “Risk Factors” in Part I, Item 1A of our most recently filed Form 10-K and our other filings with the Securities and Exchange Commission.
All forward-looking statements made in this news release are expressly qualified in their entirety by reference to such risk factors. Except to the limited extent required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions, except per share amounts)	2023	2022	2023	2022
Net sales	$1,330.3	$1,622.1	$3,910.2	$4,853.7
Cost of products sold	1,023.3	1,275.2	3,039.8	3,878.4
Gross profit	307.0	346.9	870.4	975.3
Selling, general and administrative expenses	135.7	141.6	412.3	440.6
Acquisition and integration related costs	3.4	2.2	15.5	5.8
Restructuring charges	8.7	3.1	13.5	10.3
Non-cash asset impairment charges	1.6	0.7	3.4	63.1
(Gain) loss on disposal of properties, plants and equipment, net	1.7	(6.4)	(3.3)	(8.1)
(Gain) loss on disposal of businesses, net	0.3	—	(64.1)	(4.2)
Operating profit	155.6	205.7	493.1	467.8
Interest expense, net	25.3	14.0	71.5	44.3
Debt extinguishment charges	—	—	—	25.4
Other (income) expense, net	3.4	7.3	9.6	4.9
Income before income tax expense and equity earnings of unconsolidated affiliates, net	126.9	184.4	412.0	393.2
Income tax expense	31.1	39.9	107.9	105.4
Equity earnings of unconsolidated affiliates, net of tax	(0.9)	(1.6)	(1.7)	(3.6)
Net income	96.7	146.1	305.8	291.4
Net income attributable to noncontrolling interests	(6.4)	(4.3)	(14.4)	(14.2)
Net income attributable to Greif, Inc.	$90.3	$141.8	$291.4	$277.2
Basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$1.57	$2.38	$5.03	$4.66
Class B common stock	$2.35	$3.58	$7.54	$6.98
Diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	$1.55	$2.36	$4.99	$4.63
Class B common stock	$2.35	$3.58	$7.54	$6.98
Shares used to calculate basic earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	25.5	26.2	25.6	26.5
Class B common stock	21.3	22.0	21.5	22.0
Shares used to calculate diluted earnings per share attributable to Greif, Inc. common shareholders:
Class A common stock	26.0	26.6	26.0	26.7
Class B common stock	21.3	22.0	21.5	22.0

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in millions)	July 31, 2023	October 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$157.7	$147.1
Trade accounts receivable	682.7	749.1
Inventories	387.7	403.3
Other current assets	215.3	199.9
	1,443.4	1,499.4
Long-term assets
Goodwill	1,647.0	1,464.5
Intangible assets	745.6	576.2
Operating lease assets	268.1	254.7
Other long-term assets	245.0	220.1
	2,905.7	2,515.5
Properties, plants and equipment	1,524.4	1,455.0
	$5,873.5	$5,469.9
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$505.8	$561.3
Short-term borrowings	1.8	5.7
Current portion of long-term debt	88.3	71.1
Current portion of operating lease liabilities	51.9	48.9
Other current liabilities	303.4	360.9
	951.2	1,047.9
Long-term liabilities
Long-term debt	2,081.4	1,839.3
Operating lease liabilities	220.1	209.4
Other long-term liabilities	577.0	563.2
	2,878.5	2,611.9

Redeemable noncontrolling interests	55.0	15.8
Equity
Total Greif, Inc. equity	1,948.3	1,761.3
Noncontrolling interests	40.5	33.0
Total equity	1,988.8	1,794.3
	$5,873.5	$5,469.9

GREIF, INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$96.7	$146.1	$305.8	$291.4
Depreciation, depletion and amortization	57.7	51.4	169.4	165.4
Asset impairments	1.6	0.7	3.4	63.1
Other non-cash adjustments to net income	10.6	0.3	(30.2)	6.2
Debt extinguishment charges	—	—	—	22.6
Operating working capital changes	56.1	21.8	93.8	(99.4)
Decrease in cash from changes in other assets and liabilities	(20.4)	(11.0)	(96.2)	(78.4)
Net cash (used in) provided by operating activities	202.3	209.3	446.0	370.9
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of companies, net of cash acquired	—	—	(447.5)	—
Purchases of properties, plants and equipment	(45.3)	(37.2)	(136.4)	(112.2)
Proceeds from the sale of properties, plant and equipment and businesses, net of impacts from the purchase of acquisitions	0.8	8.7	113.3	156.2
Payments for deferred purchase price of acquisitions	—	—	(21.7)	(4.7)
Other	(1.2)	0.5	(4.4)	(4.6)
Net cash (used in) provided by investing activities	(45.7)	(28.0)	(496.7)	34.7
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) on long-term debt, net	(118.1)	(37.1)	243.1	(149.4)
Dividends paid to Greif, Inc. shareholders	(28.8)	(27.4)	(86.7)	(82.0)
Payments for debt extinguishment and issuance costs	—	—	—	(20.8)
Payments for share repurchases	(4.3)	(60.0)	(63.9)	(60.0)
Forward contract for accelerated share repurchases	—	(15.0)	—	(15.0)
Tax withholding payments for stock-based awards	—	—	(13.7)	—
Other	(2.4)	(7.2)	(16.8)	(16.6)
Net cash (used in) provided by financing activities	(153.6)	(146.7)	62.0	(343.8)
Effects of exchange rates on cash	(3.8)	(15.8)	(0.7)	(58.9)
Net increase (decrease) in cash and cash equivalents	(0.8)	18.8	10.6	2.9
Cash and cash equivalents, beginning of period	158.5	108.7	147.1	124.6
Cash and cash equivalents, end of period	$157.7	$127.5	$157.7	$127.5

GREIF, INC. AND SUBSIDIARY COMPANIES
FINANCIAL HIGHLIGHTS BY SEGMENT
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2023	2022	2023	2022
Net sales:
Global Industrial Packaging	$761.8	$906.7	$2,215.8	$2,827.5
Paper Packaging & Services	563.9	710.2	1,678.9	2,009.5
Land Management	4.6	5.2	15.5	16.7
Total net sales	$1,330.3	$1,622.1	$3,910.2	$4,853.7
Gross profit:
Global Industrial Packaging	$176.8	$177.7	$480.0	$540.1
Paper Packaging & Services	128.1	167.3	383.7	428.9
Land Management	2.1	1.9	6.7	6.3
Total gross profit	$307.0	$346.9	$870.4	$975.3
Operating profit:
Global Industrial Packaging	$102.0	$107.2	$259.2	$246.2
Paper Packaging & Services	52.1	96.7	228.8	215.1
Land Management	1.5	1.8	5.1	6.5
Total operating profit	$155.6	$205.7	$493.1	$467.8
EBITDA(8):
Global Industrial Packaging	$123.8	$118.3	$319.5	$301.1
Paper Packaging & Services	85.1	130.6	328.4	322.1
Land Management	1.9	2.5	6.7	8.7
Total EBITDA	$210.8	$251.4	$654.6	$631.9
Adjusted EBITDA(9):
Global Industrial Packaging	$126.5	$117.1	$319.5	$362.2
Paper Packaging & Services	98.1	131.8	293.7	329.7
Land Management	1.9	2.1	6.4	6.9
Total adjusted EBITDA	$226.5	$251.0	$619.6	$698.8
(8) EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization. However, because the Company does not calculate net income by segment, this table calculates EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of Consolidated EBITDA, is another method to achieve the same result. See the reconciliations in the table of Segment EBITDA.
(9) Adjusted EBITDA is defined as net income, plus interest expense, net, plus debt extinguishment charges, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants, equipment and businesses, net.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
CONSOLIDATED ADJUSTED EBITDA
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2023	2022	2023	2022
Net income	$96.7	$146.1	$305.8	$291.4
Plus: Interest expense, net	25.3	14.0	71.5	44.3
Plus: Debt extinguishment charges	—	—	—	25.4
Plus: Income tax expense	31.1	39.9	107.9	105.4
Plus: Depreciation, depletion and amortization expense	57.7	51.4	169.4	165.4
EBITDA	$210.8	$251.4	$654.6	$631.9
Net income	$96.7	$146.1	$305.8	$291.4
Plus: Interest expense, net	25.3	14.0	71.5	44.3
Plus: Debt extinguishment charges	—	—	—	25.4
Plus: Income tax expense	31.1	39.9	107.9	105.4
Plus: Other (income) expense, net	3.4	7.3	9.6	4.9
Plus: Equity earnings of unconsolidated affiliates, net of tax	(0.9)	(1.6)	(1.7)	(3.6)
Operating profit	$155.6	$205.7	$493.1	$467.8
Less: Other (income) expense, net	3.4	7.3	9.6	4.9
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.9)	(1.6)	(1.7)	(3.6)
Plus: Depreciation, depletion and amortization expense	57.7	51.4	169.4	165.4
EBITDA	$210.8	$251.4	$654.6	$631.9
Plus: Restructuring charges	8.7	3.1	13.5	10.3
Plus: Acquisition and integration related costs	3.4	2.2	15.5	5.8
Plus: Non-cash asset impairment charges	1.6	0.7	3.4	63.1
Plus: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	2.0	(6.4)	(67.4)	(12.3)
Adjusted EBITDA	$226.5	$251.0	$619.6	$698.8

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
SEGMENT ADJUSTED EBITDA(10)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2023	2022	2023	2022
Global Industrial Packaging
Operating profit	102.0	107.2	259.2	246.2
Less: Other (income) expense, net	4.0	7.6	10.9	5.2
Less: Equity earnings of unconsolidated affiliates, net of tax	(0.9)	(1.6)	(1.7)	(3.6)
Plus: Depreciation and amortization expense	24.9	17.1	69.5	56.5
EBITDA	$123.8	$118.3	$319.5	$301.1
Plus: Restructuring charges	1.3	1.5	4.2	6.3
Plus: Acquisition and integration related costs	1.3	0.3	8.8	0.3
Plus: Non-cash asset impairment charges	—	—	1.5	62.4
Plus: (Gain) loss on disposal of properties, plants, equipment and businesses, net	0.1	(3.0)	(14.5)	(7.9)
Adjusted EBITDA	$126.5	$117.1	$319.5	$362.2
Paper Packaging & Services
Operating profit	52.1	96.7	228.8	215.1
Less: Other (income) expense, net	(0.6)	(0.3)	(1.3)	(0.3)
Plus: Depreciation and amortization expense	32.4	33.6	98.3	106.7
EBITDA	$85.1	$130.6	$328.4	$322.1
Plus: Restructuring charges	7.4	1.6	9.3	4.0
Plus: Acquisition and integration related costs	2.1	1.9	6.7	5.5
Plus: Non-cash asset impairment charges	1.6	0.7	1.9	0.7
Plus: (Gain) loss on disposal of properties, plants, equipment and businesses, net	1.9	(3.0)	(52.6)	(2.6)
Adjusted EBITDA	$98.1	$131.8	$293.7	$329.7
Land Management
Operating profit	1.5	1.8	5.1	6.5
Plus: Depreciation and depletion expense	0.4	0.7	1.6	2.2
EBITDA	$1.9	$2.5	$6.7	$8.7
Plus: (Gain) loss on disposal of properties, plants, equipment and businesses, net	—	(0.4)	(0.3)	(1.8)
Adjusted EBITDA	$1.9	$2.1	$6.4	$6.9
Consolidated EBITDA	$210.8	$251.4	$654.6	$631.9
Consolidated adjusted EBITDA	$226.5	$251.0	$619.6	$698.8
(10) Adjusted EBITDA is defined as net income, plus interest expense, net, plus income tax expense, plus depreciation, depletion and amortization expense, plus restructuring charges, plus acquisition and integration related costs, plus non-cash asset impairment charges, plus (gain) loss on disposal of properties, plants, equipment and businesses, net. However, because the Company does not calculate net income by segment, this table calculates adjusted EBITDA by segment with reference to operating profit by segment, which, as demonstrated in the table of consolidated adjusted EBITDA, is another method to achieve the same result.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
ADJUSTED FREE CASH FLOW(11)
UNAUDITED

	Three months ended July 31,		Nine months ended July 31,
(in millions)	2023	2022	2023	2022
Net cash provided by operating activities	$202.3	$209.3	$446.0	$370.9
Cash paid for purchases of properties, plants and equipment	(45.3)	(37.2)	(136.4)	(112.2)
Free cash flow	$157.0	$172.1	$309.6	$258.7
Cash paid for acquisition and integration related costs	3.4	2.2	15.5	5.8
Cash paid for integration related ERP systems and equipment(12)	1.3	1.5	3.6	4.5
Cash paid for debt issuance costs(13)	—	—	—	2.8
Cash paid for taxes related to Tama, Iowa mill divestment	$5.4	$—	$16.3	$—
Adjusted free cash flow	$167.1	$175.8	$345.0	$271.8
(11) Adjusted free cash flow is defined as net cash provided by operating activities, less cash paid for purchases of properties, plants and equipment, plus cash paid for acquisition and integration related costs, plus cash paid for integration related ERP systems and equipment, plus cash paid for debt issuance costs, plus cash paid for taxes related to Tama, Iowa mill divestment.
(12) Cash paid for integration related ERP systems and equipment is defined as cash paid for ERP systems and equipment required to bring the acquired facilities to Greif’s standards.
(13) Cash paid for debt issuance costs is defined as cash payments for debt issuance related expenses included within net cash used in operating activities.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET INCOME, CLASS A EARNINGS PER SHARE AND TAX RATE BEFORE ADJUSTMENTS
UNAUDITED

(in millions, except for per share amounts)	Income before Income Tax (Benefit) Expense and Equity Earnings of Unconsolidated Affiliates, net	Income Tax (Benefit) Expense	Equity Earnings	Non-Controlling Interest	Net Income (Loss) Attributable to Greif, Inc.	Diluted Class A Earnings Per Share	Tax Rate
Three months ended July 31, 2023	$126.9	$31.1	$(0.9)	$6.4	$90.3	$1.55	24.5%
Restructuring charges	8.7	2.1	—	—	6.6	0.11
Acquisition and integration related costs	3.4	0.9	—	—	2.5	0.04
Non-cash asset impairment charges	1.6	0.4	—	—	1.2	0.02
(Gain) loss on disposal of properties, plants, equipment and businesses, net	2.0	0.5	—	—	1.5	0.03
Excluding adjustments	$142.6	$35.0	$(0.9)	$6.4	$102.1	$1.75	24.5%

Three months ended July 31, 2022	$184.4	$39.9	$(1.6)	$4.3	$141.8	$2.36	21.6%
Restructuring charges	3.1	0.8	—	—	2.3	0.04
Acquisition and integration related costs	2.2	0.5	—	—	1.7	0.02
Non-cash asset impairment charges	0.7	—	—	—	0.7	—
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(6.4)	(1.6)	—	—	(4.8)	(0.07)
Excluding adjustments	$184.0	$39.6	$(1.6)	$4.3	$141.7	$2.35	21.5%

Nine months ended July 31, 2023	$412.0	$107.9	$(1.7)	$14.4	$291.4	$4.99	26.2%
Restructuring charges	13.5	3.2	—	0.1	10.2	0.17
Acquisition and integration related costs	15.5	3.8	—	—	11.7	0.20
Non-cash asset impairment charges	3.4	0.8	—	—	2.6	0.04
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(67.4)	(19.3)	—	—	(48.1)	(0.82)
Excluding adjustments	$377.0	$96.4	$(1.7)	$14.5	$267.8	$4.58	25.6%

Nine months ended July 31, 2022	$393.2	$105.4	$(3.6)	$14.2	$277.2	$4.63	26.8%
Restructuring charges	10.3	2.5	—	—	7.8	0.13
Debt extinguishment charges	25.4	6.2	—	—	19.2	0.32
Acquisition and integration related costs	5.8	1.4	—	—	4.4	0.07
Non-cash asset impairment charges	63.1	—	—	—	63.1	1.05
(Gain) loss on disposal of properties, plants, equipment and businesses, net	(12.3)	(2.6)	—	(0.2)	(9.5)	(0.16)
Excluding adjustments	$485.5	$112.9	$(3.6)	$14.0	$362.2	$6.04	23.3%
The impact of income tax expense and non-controlling interest on each adjustment is calculated based on tax rates and ownership percentages specific to each applicable entity.

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
NET DEBT
UNAUDITED

(in millions)	July 31, 2023	April 30, 2023	July 31, 2022
Total debt	$2,171.5	$2,289.2	$2,058.7
Cash and cash equivalents	(157.7)	(158.5)	(127.5)
Net debt	$2,013.8	$2,130.7	$1,931.2

GREIF, INC. AND SUBSIDIARY COMPANIES
GAAP TO NON-GAAP RECONCILIATION
LEVERAGE RATIO
UNAUDITED

Trailing twelve month credit agreement EBITDA (in millions)	Trailing Twelve Months Ended 7/31/2023	Trailing Twelve Months Ended 4/30/2023	Trailing Twelve Months Ended 7/31/2022
Net income	$408.4	$457.8	$401.3
Plus: Interest expense, net	88.4	77.1	61.2
Plus: Debt extinguishment charges	—	—	25.4
Plus: Income tax expense	139.6	148.4	118.5
Plus: Depreciation, depletion and amortization expense	220.6	214.3	223.6
EBITDA	$857.0	$897.6	$830.0
Plus: Restructuring charges	16.2	10.6	14.6
Plus: Acquisition and integration related costs	18.4	17.2	8.7
Plus: Non-cash asset impairment charges	11.3	10.4	70.5
Plus: Non-cash pension settlement charges	—	—	0.1
Plus: Incremental COVID-19 costs, net	—	—	0.7
Plus: (Gain) loss on disposal of properties, plants, equipment, and businesses, net	(64.6)	(73.0)	(14.5)
Adjusted EBITDA	$838.3	$862.8	$910.1
Credit agreement adjustments to EBITDA(14)	13.5	19.0	(24.0)
Credit agreement EBITDA	$851.8	$881.8	$886.1

Adjusted net debt (in millions)	For the Period Ended 7/31/2023	For the Period Ended 4/30/2023	For the Period Ended 7/31/2022
Total debt	$2,171.5	$2,289.2	$2,058.7
Cash and cash equivalents	(157.7)	(158.5)	(127.5)
Net debt	$2,013.8	$2,130.7	$1,931.2
Credit agreement adjustments to debt(15)	(166.3)	(145.7)	(164.8)
Adjusted net debt	$1,847.5	$1,985.0	$1,766.4

Leverage ratio	2.17x	2.25x	1.99x
(14) Adjustments to EBITDA are specified by the 2022 Credit Agreement and include certain timberland gains, equity earnings of unconsolidated affiliates, net of tax, certain acquisition savings, deferred financing costs, capitalized interest, income and expense in connection with asset dispositions, and other items.
(15) Adjustments to net debt are specified by the 2022 Credit Agreement and include the European accounts receivable program, letters of credit, and balances for swap contracts.

GREIF, INC. AND SUBSIDIARY COMPANIES
PROJECTED 2023 GUIDANCE RECONCILIATION
ADJUSTED FREE CASH FLOW
UNAUDITED

	Fiscal 2023 Guidance Range
(in millions)	Scenario 1	Scenario 2
Net cash provided by operating activities	$548.3	$592.3
Cash paid for purchases of properties, plants and equipment	(199.0)	(215.0)
Free cash flow	$349.3	$377.3
Cash paid for acquisition and integration related costs	20.0	21.0
Cash paid for integration related ERP systems and equipment	9.0	10.0
Cash paid for taxes related to Tama, Iowa mill divestment	21.7	21.7
Adjusted free cash flow	$400.0	$430.0